Exhibit 4.3

DANGER, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Dated as of December 10, 2007

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A	–	Series A Holders
Exhibit B	–	Series B-1 Holders
Exhibit C	–	Series C Holders
Exhibit D	–	Series D Holders
Exhibit E	–	Series D’ Holders
Exhibit F	–	Series E Holders
Exhibit G	–	Warrant Holders

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of December 10, 2007 by and among Danger, Inc., a Delaware corporation (the “Company”), Andrew E. Rubin, Matthew J. Hershenson and Joe F. Britt, Jr. (each, a “Founder” and, collectively, the “Founders”), the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) set forth on Exhibit A hereto (the “Series A Holders”), the holders of the Company’s Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”) set forth on Exhibit B hereto (the “Series B-1 Holders”), the holders of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) set forth on Exhibit C hereto (the “Series C Holders”), the holders of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) set forth on Exhibit D hereto (the “Series D Holders”), the holders of the Company’s Series D’ Preferred Stock (the “Series D’ Preferred Stock”) set forth on Exhibit E hereto (the “Series D’ Holders”), the holders of the Company’s Series E Preferred Stock (the “Series E Preferred Stock” and together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D’ Preferred Stock, the “Preferred Stock”) set forth on Exhibit F hereto (the “Series E Holders” and together with the Series A Holders, Series B-1 Holders, Series C Holders, Series D Holders and Series D’ Holders, the “Investors”) and the holders of warrants to purchase shares of the Company’s Preferred Stock set forth on Exhibit G hereto (the “Warrant Holders”).

R E C I T A L S

WHEREAS, the Company, the Founders, the Series A Holders, Series B-1 Holders, Series C Holders, Series D Holders, Series D’ Holders, Series E Holders and certain of the Warrant Holders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of October 2, 2006 (the “Prior Agreement”);

WHEREAS, the Company and the holders of (i) Series D’ Preferred Stock and/or (ii) Registrable Securities (as defined in the Prior Agreement) who have executed this Agreement (for and on behalf of all such holders of Series D’ Preferred Stock and/or Registrable Securities) wish to amend and restate the Prior Agreement in its entirety as set forth below; and

WHEREAS, the holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement), together with the holders of at least a majority of the Series D’ Preferred Stock, have the right, pursuant to Section 5.2 of the Prior Agreement, to amend and restate the Prior Agreement in its entirety as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the holders of (i) Series D’ Preferred Stock and/or (ii) Registrable Securities (as defined in the Prior Agreement) who have executed this Agreement (for and on behalf of all such holders of Series D’ Preferred Stock and/or Registrable Securities) hereby agree to amend and restate the Prior Agreement in its entirety as follows:

1. INFORMATION RIGHTS

1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement and for so long as any Investor holds at least 900,000 shares of the Common Stock issued or issuable upon conversion of the Preferred Stock (the “Preferred Conversion Stock”), the Company will:

(a) Annual Reports. Furnish to such Investor within ninety (90) days of the end of each fiscal year, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of operations and an audited consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, all prepared in accordance with generally accepted accounting principles by a “Big Four” accounting firm;

(b) Quarterly Reports. Furnish to such Investor within forty-five (45) days of the end of each fiscal quarter, quarterly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows, compared against the Plan (as defined below);

(c) Annual Budget. Furnish to such Investor quarterly financial statements compared against the Company’s annual operating plan (the “Plan”), as provided to and approved by the board of directors of the Company (the “Board”);

(d) Operating Plan. Furnish to such Investor, within thirty (30) days of the commencement of each calendar year, a copy of the Plan; and

(e) Other Information. Furnish to such Investor such other information, financial or other, that such Investor may reasonably request.

1.2 Inspection Rights. For so long as any Investor (together with its affiliates) holds at least 900,000 shares of Preferred Conversion Stock, the Company shall permit such Investor or its transferees (as permitted pursuant to Section 5.1(a) hereof), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated under this Section 1.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

1.3 Termination of Certain Rights. The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the earlier of: (a) the closing of a firm commitment underwritten initial public offering of the Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), in connection with which all outstanding shares of Preferred Stock are converted into Common Stock (a “Qualified IPO”) or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (c) the closing of an acquisition of the Company by another corporation or entity by a consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction.

2. REGISTRATION RIGHTS.

2.1 Definitions. For purposes of this Agreement:

(a) Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document pursuant to the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(b) Registrable Securities. The term “Registrable Securities” means: (i) shares of Preferred Conversion Stock other than any shares of Preferred Conversion Stock held by Heller or SVB, (ii) shares of Preferred Conversion Stock held by Heller by virtue of the Heller Warrants; provided, however, that such shares of Preferred Conversion Stock shall not be deemed Registrable Securities for purposes of Sections 2.2, 2.4 or 2.10, (iii) shares of Preferred Conversion Stock held by SVB by virtue of the SVB Warrants; provided, however, that such shares of Preferred Conversion Stock shall not be deemed Registrable Securities for purposes of Sections 2.2 or 2.10, (iv) shares of Common Stock held by the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for purposes of Sections 2.2, 2.4 or 2.10 and (v) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares of Common Stock or Preferred Conversion Stock described in clauses (i)-(iv) of this subsection (b); provided, however, that no shares of Preferred Conversion Stock or other Common Stock shall be deemed Registrable Securities for purposes of this Agreement to the extent such shares of Preferred Conversion Stock or other Common Stock (1) have been sold, transferred or otherwise disposed of by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (2) have been sold to the public through a Registration Statement or pursuant to Rule 144 promulgated under the Securities Act or (3) are held by a Holder whose rights to cause the Company to register securities pursuant to this Agreement have terminated in accordance with Section 2.9 of this Agreement.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(d) Heller. The term “Heller” means Heller Financial Leasing, Inc., a Delaware corporation.

(e) Heller Warrants. The term “Heller Warrants” means any warrants to purchase the Company’s capital stock which have been issued or hereinafter are issued to Heller in connection with that certain Master Lease Agreement, dated as of December 28, 2001, and any amendments thereto or extension thereof.

(f) Holder. For purposes of Sections 2, 3 and 4 of this Agreement, the term “Holder” means any person owning of record Registrable Securities, or any assignee of record of such Registrable Securities to whom rights under Section 2 or Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, (i) a record holder of shares of Preferred Stock convertible into Registrable Securities shall be deemed to be the Holder of such Registrable Securities (ii) a record holder of shares of Series D Preferred Stock convertible into such Series D Registrable Securities shall be deemed the Holder of such Series D Registrable Securities, and (iii) a record holder of shares of Series D’ Preferred Stock convertible into such Series D’ Registrable Securities shall be deemed the Holder of such Series D’ Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and the Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates (and then only to the extent necessary to sell the Registrable Securities to be sold in such offering).

(g) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) Form S-3. The term “Form S-3” means Form S-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i) SEC. The term “SEC” or “Commission” means the United States Securities and Exchange Commission.

(j) Series D Registrable Securities. The term “Series D Registrable Securities” shall mean the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock and any shares of a security issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares of Series D Preferred Stock.

(k) Series D’ Registrable Securities. The term “Series D’ Registrable Securities” shall mean the shares of Common Stock issued or issuable upon conversion of the Series D’ Preferred Stock and any shares of a security issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares of Series D’ Preferred Stock.

(l) Special Registration Statement. The term “Special Registration Statement” shall mean (i) any registration statement relating to any employee benefit plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of securities issued in such a transaction; (iii) any registration statement related to stock issued upon conversion of debt securities; or (iv) any WKSI Shelf Registration Statement.

(m) SVB. The term “SVB” means SVB Financial Group.

(n) SVB Warrants. The term “SVB Warrants” means any warrants to purchase the Company’s capital stock which have been issued or hereinafter are issued to Silicon Valley Bank and/or SVB in connection with that certain Loan and Security Agreement, dated as of October 12, 2007, and any amendments thereto or extension thereof.

(o) WKSI Shelf Registration Statement. The term “WKSI Shelf Registration Statement” shall mean a registration statement on Form S-3 under the Securities Act (or any successor form to Form S-3) which registration statement shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act (or any successor or similar rule under the Securities Act adopted by the Commission).

(p) Other Definitions. Capitalized terms not otherwise defined herein have the meanings set forth in that certain Series E Preferred Stock Purchase Agreement dated as of October 2, 2006 (the “Stock Purchase Agreement”).

2.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) October 2, 2009, or (ii) six (6) months after the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock, a written request from (A) the Holders of at least 20% of the Series D Registrable Securities and Series D’ Registrable Securities then outstanding, electing together as a single class, or (B) the Holders of at least 50% of the Registrable Securities then outstanding, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities and having an aggregate offering price of not less than $5,000,000, then the Company shall:

(i) within 30 days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 2.2(b).

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a)(i). The underwriter will be selected by the Company within 10 days of giving the notice described in subsection 2.2(a)(i) and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration:

(i) with respect to a registration statement pursuant to Section 2.2(a)(A), if the Company has effected two registrations pursuant to Section 2.2(a)(A) and such registrations have been declared or ordered effective;

(ii) with respect to a registration statement pursuant to Section 2.2(a)(B), if the Company has effected two registrations pursuant to this Section 2.2(a)(B) and such registrations have been declared or ordered effective;

(iii) during the period starting with the date 90 days prior to the Board’s good faith estimate of the filing date of a registration statement (other than a registration statement relating to any employee benefit plan or to a corporate reorganization) (provided that notice of such estimated filing date is given to the Initiating Holders within 30 days of their request for registration) and ending on the date 180 days after the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock or the date 90 days after the effective date of any other registration statement (other than a registration statements relating to any employee benefit plan or to a corporate reorganization); provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

(e) The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.2 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities to be registered unless the registration is withdrawn because the Company disclosed information that is materially adverse to the Company or its stock price, in which case the Company will be required to pay such expenses.

2.3 Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities in writing twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company by selling stockholders, but excluding (i) Special Registration Statements, (ii) registration statements relating to any registration under Section 2.4 of this Agreement, and (iii) registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Any Holder who elects to include some or all of its Registrable Securities pursuant to this Section 2.3 shall cooperate with the Company in the preparation of any and all documents and instruments the Company reasonably deems necessary for the preparation of any applicable registration statement, and such Holders shall supply the Company with any and all information the Company reasonably deems necessary with respect to any registration statement.

(a) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with 2.3(c).

(b) Underwriting. If a registration statement for which the Company gives notice pursuant to this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Common Stock pursuant to an effective registration statement filed under the Securities Act (the “IPO”), in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. The number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company and second, to the Holders requesting inclusion of their Registrable Securities in such registration on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares from the registration and underwriting as described above in this Section 2.3 shall be restricted so that all shares (i) that are not Registrable Securities and (ii) held by Founders, directors and employees of the Company, regardless of whether such shares are Registrable Securities, shall first be excluded from such registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 20 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners, shareholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders shall be borne by the Company.

2.4 Form S-3 Registration. In the event the Company shall receive from any Holder or Holders of at least 25% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b) Registration. As soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than twice during any 12-month period for a period of not more than 90 days, after receipt of the request of the Holder or Holders under this Section 2.4; or

(iv) after the Company has effected two registrations pursuant to this Section 2.4 in any twelve month period and such registrations have been declared or ordered effective.

(c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and (in the case of the first three registrations under this Section 2.4) the reasonable fees and disbursements of one counsel for the selling Holder or Holders.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for until the earlier of (i) 120 successive days or (ii) such time as the distribution contemplated in the registration statement has been completed.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

(f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Company becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder or partner, officer, director, underwriter or controlling person or Affiliate of such Holders for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent so prejudiced to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders shall be responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and supersede the provisions hereof.

(f) Survival. The obligations of the Company and Holders under this Section 2.7 shall survive the closing of the transactions contemplated hereby.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as the Company has become subject to the reporting requirements of the Exchange Act, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the IPO, in accordance with the requirements of Rule 144(c), after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.9 Termination of Registration Rights. The rights to cause the Company to register securities under Section 2 of this Agreement (and to receive notices pursuant to Section 2 of this Agreement) shall terminate, with respect to each Holder, on the earlier of (i) the fifth anniversary of the date of the closing of the IPO, and (ii) with respect to each Holder, at such time following the closing of the IPO when all of such Holder’s Registrable Securities may be sold in any three-month period without registration pursuant to Rule 144 under the Securities Act.

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and seven-tenths percent (66.7%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 2.3 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders to be included.

2.11 “Market Stand Off” Agreement.

(a) Each Investor hereby agrees that, during the period of duration not to exceed 180 days specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s securities filed under the Securities Act, and, for a period of duration not to exceed 90 days specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of each subsequent registration statement for a firm commitment underwritten public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or reduce its interest in (collectively, “Transfer”), any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all executive officers, directors and stockholders that hold one percent (1%) or more of the Common Stock (including on an as-converted basis any shares of Common Stock issuable upon the conversion or exercise of any share of Preferred Stock, warrant, right or other security) of the Company enter into similar agreements. Such restrictions, however, shall not be applicable to transfers to any affiliated entity of such Investor, including any affiliated corporation, partnership, limited partnership, limited liability company or investment fund, or to any stockholders, partners, general partners, limited partners and members of such Investor, in each case who agree in writing to be bound by this Agreement, including this Section 2.11.

(b) In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to a Commission Rule 145 transaction.

2.12 S-3 Registration Requirements. Notwithstanding anything else contained in this Agreement, the Company shall not become obligated to become subject to the Exchange Act and, the Investors acknowledge, until such time as the Company becomes subject to the Exchange Act, the Company will be legally precluded from registering securities under a Form S-3 and, accordingly, no provisions in this Agreement to the contrary shall be deemed to require the Company to undertake such a registration until the Company legally is qualified to do so.

3. RIGHT OF FIRST OFFER.

3.1 General.

(a) Each Investor holding at least 900,000 shares of Preferred Stock and/or Common Stock issued or issuable upon the conversion thereof (each such Investor hereinafter referred to as a “Rights Holder”) has the right of first offer to purchase such Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement at the most favorable price and at the most favorable terms and conditions as the Company offers to any investor in connection with the offering of New Securities.

(b) A Rights Holder’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)) to (b) a number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding shares of Preferred Stock are then convertible plus (iii) the total number of shares of Common Stock available for issuance pursuant to equity incentive plans approved by the Board or upon the conversion of all other convertible securities.

3.2 New Securities. “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever, including notes or other debt instruments, that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(a) shares of the Common Stock (and/or options or warrants therefor) issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board and not primarily for equity financing purposes;

(b) any shares of Series E Preferred Stock issued on or after the date hereof pursuant to the terms of the Stock Purchase Agreement;

(c) any shares of Common Stock or other securities issuable upon conversion of or with respect to any then outstanding shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D’ Preferred Stock or Series E Preferred Stock or Common Stock or other securities issuable upon conversion thereof;

(d) shares of Series D’ Preferred Stock (or Common Stock issued upon conversion thereof) issuable upon exercise of currently outstanding warrants;

(e) shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof) issuable upon exercise of currently outstanding warrants;

(f) shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof) issuable upon exercise of currently outstanding warrants;

(g) any shares of Common Stock or Preferred Stock (or any other security of the Company) issued in connection with any stock split or stock dividend;

(h) any securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;

(i) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization in which the Company acquires, in a single transaction or Series of related transactions, all or substantially all of the assets of such other corporation or entity, 50% or more of the voting power of such other corporation or entity, or 50% or more of the equity ownership of such other entity; or

(j) shares of any capital stock (and/or options or warrants therefor) issued to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing or other strategic partners approved by the Board of Directors and not primarily for equity financing purposes.

3.3 Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give written notice to each Rights Holder of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have thirty days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). Notwithstanding the terms set forth in the Notice, each Rights Holder shall have the right to pay cash for New Securities offered in the Notice. If any Rights Holder fails to so agree in writing within such thirty day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and the Company shall promptly give each Rights Holder (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holder’s unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders at any time within five days after receiving the Overallotment Notice.

3.4 Failure to Exercise. If any Rights Holder fails to exercise in full the right of first offer within such thirty plus five day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which such Rights Holder’s rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice. If the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5 Termination. This right of first offer shall terminate (i) immediately before the closing of a Qualified IPO or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

4. COVENANTS OF THE COMPANY.

4.1 Vesting Schedule. Unless the Board so authorizes, the Company shall not issue any shares of Common Stock directly or indirectly to its employees, either through equity compensation plans or otherwise, unless such shares of Common Stock are (a) subject to a vesting schedule, such that 25% of the shares of Common Stock so issued would vest on the one-year anniversary of the date of issuance or vesting commencement date, as applicable, with the balance vesting in thirty-six (36) equal monthly installments thereafter, thereby totaling a four-year vesting schedule and (b) subject to a right of first refusal in favor of the Company in the event of transfer. The covenants in this Section 4.1 shall terminate upon a Qualified IPO.

4.2 Board Visitation Rights. The parties hereto hereby agree that unless the Company’s Board of Directors determines, in its sole discretion, that it would be inappropriate to do so for reasons of confidentiality or potential conflicts of interest, the Company shall invite one representative designated by Mobius Venture Capital, one representative designated by Venture Strategy Partners, one representative designated by T Venture, one representative designated by SOFTBANK Capital Partners, one representative designated by Institutional Venture Partners X, L.P., one representative designated by Adams Street V, L.P., one representative designated by Motorola, Inc. from its venture division and Matthew J. Hershenson (each an “Observer” and together, the “Observers”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Observers copies of all notices, minutes, consents, and other non-confidential material that it provides to its directors. The Observers may participate in discussions of matters brought to the Board of Directors; provided, however, that such Observers agree (i) to hold in confidence and trust and not use or disclose any confidential information provided to or learned by them in connection with their rights under this Agreement, and (ii) that the Observers may be excluded from, and shall not be delivered written information with respect to, any portion of a meeting of the Board of Directors in which management intends to disclose confidential business information regarding (a) product strategy, pricing, technology, customer relationships or similar matters if a majority of the Board of Directors determines, in advance of such meeting, that the disclosure of such information to the Observers would be detrimental to the Company’s business, or (b) joint marketing arrangements, joint development projects, mergers, acquisitions, joint ventures or strategic alliances if a majority of the Board of Directors determines that disclosure of such information to the Observers would be detrimental to the Company’s business. In the event a representative of T Venture is appointed to the Board of Directors to fill the seat of the Deutsche Telekom Director, as defined in the Company’s Amended and Restated Voting Agreement, dated as of the date hereof, the Company’s obligation to invite a T Venture Observer shall terminate. Mr. Hershenson’s rights under this Section 4.2 shall terminate in the event Mr. Hershenson is employed (either on a full, part time or consulting basis), by a competitor of the Company, as determined by the Board in good faith and in its sole discretion.

4.3 Director Expenses. The Company shall reimburse the directors elected by a majority of the Series A Preferred Stock, a majority of the Series B-1 Preferred Stock and Series C Preferred Stock and the Series D Preferred Stock, and the Observers (the “Representatives”) for the reasonable out-of-pocket travel expenses incurred by the Representatives in connection with the attendance of meetings of the Company’s Board of Directors (and only for the Company’s portion of such expenses in the event such expenses are allocable to other board meetings or business matters of a Representative). Other authorized expenses of the Representatives shall be reimbursed in accordance with the Company’s expense reimbursement policy.

4.4 Proprietary Information and Inventions Agreement. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

4.5 Audit. The Company shall continue to retain a “Big Four” accounting firm which shall certify the Company’s financial statements at the end of each fiscal year. In the event the services of the “Big Four” firm so selected, or any “Big Four” firm hereafter employed by the Company is terminated, the Company will promptly thereafter notify the Holders and will request the “Big Four” firm whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another “Big Four” firm. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

4.6 Key-Man Insurance. The Company shall maintain term life insurance policies, payable to the Company, on the lives of the Joe F. Britt, Jr. and Matthew J. Hershenson, each in the amount of $1,000,000.

4.7 Employment Agreements. The Company will cause certain of its key employees (each, a “Key Employee”) to be bound by employment agreements which: (i) restrict a Key Employee’s ability to compete with the Company during the term of their employment, (ii) bars each Key Employee from holding any ownership interest in any competitor of the Company, except for de minimis holdings in competitors that are publicly traded on a national stock exchange, (iii) prohibit a Key Employee from soliciting or hiring any persons then employed by the Company, for up to one year following the cessation of such Key Employee’s employment with the Company, or (iv) prohibit a Key Employee from disclosing confidential information of the Company.

4.8 Termination of Covenants. The covenants in this Section 4 shall terminate (i) immediately before the closing of a Qualified IPO or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

5. ASSIGNMENT AND AMENDMENT.

5.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information and Inspection Rights. The rights of the Investors under Section 1.1 or 1.2 hereof may be assigned only to a transferee who acquires from the Investors (or the Investors’ permitted assigns) at least 900,000 shares of Preferred Conversion Stock.

(b) Registration Rights; First Offer Rights. The rights of a Holder under Section 2 and Section 3 hereof may be assigned only with and pursuant to a transfer of Registrable Securities to: (i) any direct or indirect partner or retired partner of any such Holder or Rights Holder that is a partnership; (ii) any family member or trust for the benefit of any Holder or Rights Holder who is an individual; (iii) any member or former member of a holder which is a limited liability company; (iv) any corporation, limited liability company, limited partnership or other entity that merges with, acquires all, or substantially all, of the assets of, or otherwise is the successor to the business of, a Holder or Rights Holder, or to any other entity that is the survivor entity in any reorganization involving a Holder or Rights Holder; (v) any

Holder holding at least 1,500,000 shares of Registrable Securities as of the date of this Agreement; (vi) a transferee who acquires from one or more Holders (or the Holders’ permitted assigns) at least 1,500,000 shares of Preferred Conversion Stock and (vii) to the extent not included above, any affiliate of a Holder or Rights Holder, including, without limitation, any affiliated corporation, partnership, limited partnership, limited liability company, investment fund or to any stockholders, partners, general partners, limited partners and members of such Holder or Rights Holder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

5.2 Amendment of Rights. Unless otherwise provided for herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, however, that (i) any amendment or waiver which would have the effect of removing any rights applicable to the Series D’ Preferred Stock shall require the approval of the holders of at least a majority of the Series D’ Preferred Stock then outstanding (it being understood and agreed that upon conversion of all outstanding shares of Series D’ Preferred Stock to Common Stock, this clause (i) shall terminate in its entirety and shall have no further force or effect); and (ii) Section 4.2 shall not be amended to remove or adversely affect the rights of any of the named parties therein, without the prior written consent of such named party. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Investor, Holder and Rights Holder, each permitted successor or assignee of each Investor, Holder or Rights Holder, and the Company.

5.3 New Investors. Notwithstanding anything herein to the contrary, if additional parties purchase shares of Series E Preferred Stock, then such new investors shall become a party to this Agreement as “Investors” and “Holders” hereunder, without the need for any consent, approval or signature of any other Investor, Holder or any Founder when such new investor has purchased shares of Series E Preferred Stock, paid the Company all consideration payable for such shares and executed a counterpart signature page to this Agreement.

6. GENERAL PROVISIONS.

6.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

(a) if to the Investors, at the addresses set forth on the signature pages hereto.

(b) if to the Company, at 3101 Park Blvd., Palo Alto, CA 94306, Attn: Chief Executive Officer; with a copy, which shall not constitute notice, to Cooley Godward LLP, Attn: Mark Tanoury, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306.

(c) if to the Founders, at the addresses set forth on the signature pages hereto.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder by giving ten days’ advance notice to all other parties. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

6.2 Legends. Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

6.3 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, including, without limitation, the Prior Agreement, and no party shall be liable or bound to in any other manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law. Each of the parties irrevocably and unconditionally waives to the fullest extent permitted by law, any and all rights to a trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby

6.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.7 Successors and Assigns. Subject to the provisions of Section 5, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Notwithstanding anything in this Agreement to the contrary but subject to the provisions of Section 5, each Investor may assign its rights and delegate its obligations hereunder in connection with a transfer of Registrable Securities, in whole or in part, to any affiliate of such Investor, including, without limitation, any affiliated corporation, partnership, limited partnership, limited liability company or investment fund, or to any stockholders, partners, general partners, limited partners and members of such Investor.

6.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Costs and Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.11 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.12 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.13 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by (i) the Company, (ii) the holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement) outstanding as of the date of this Agreement, and (iii) the holders of at least a majority of the Series D’ Preferred Stock outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

DANGER, INC.

By:	/s/ Henry R. Nothhaft
Henry R. Nothhaft
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

FOUNDERS

By:
Andrew E. Rubin
Address:	[address]
[address]

By:	/s/ Matthew J. Hershenson
Matthew J. Hershenson
Address:	[address]
[address]

JOE FREEMAN BRITT, JR., OR HIS SUCCESSOR,
AS TRUSTEE OF THE JOE FREEMAN BRITT, JR.
REVOCABLE LIVING TRUST CREATED UTA
DATED MAY 30, 2003, AS AMENDED

/s/ Joe Freeman Britt, Jr.
Joe Freeman Britt, Jr., Trustee
Address:	[address]
[address]

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

SOFTBANK Capital Partners LP

By:	SOFTBANK Capital Partners LLC, its
General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Administrative Member
Address:	1188 Centre Street
Newton Center, MA 02459

SOFTBANK Capital Advisors Fund LP

By:	SOFTBANK Capital Partners LLC, its
General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Administrative Member
Address:	1188 Centre Street
Newton Center, MA 02459

SOFTBANK Capital LP

By:	SOFTBANK Capital Partners LLC, its
General Partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Administrative Member
Address:	1188 Centre Street
Newton Center, MA 02459

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

Meritech Capital Partners II L.P.

By:	Meritech Capital Associates II L.L.C.,
its General Partner

By:	Meritech Management Associates II L.L.C.,
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

Address:	245 Lytton Avenue, Suite 350
Palo Alto, CA 94301

Meritech Capital Affiliates II L.P.

By:	Meritech Capital Associates II L.L.C.,
its General Partner

By:	Meritech Management Associates II L.L.C.,
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

Address:	245 Lytton Avenue, Suite 350
Palo Alto, CA 94301

MCP Entrepreneur Partners II L.P.

By:	Meritech Capital Associates II L.L.C.,
its General Partner

By:	Meritech Management Associates II L.L.C.,
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

Address:	245 Lytton Avenue, Suite 350
Palo Alto, CA 94301

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

Redpoint Ventures II, L.P., by its
General Partner Redpoint Ventures II, LLC

Redpoint Associates II, LLC, as nominee

Redpoint Technology Partners Q-I, L.P., by its
General Partner Redpoint Ventures I, LLC

Redpoint Technology Partners A-I, L.P., by its
General Partner Redpoint Ventures I, LLC

By:	/s/ Jeffrey Brody
, Managing Director
Address:	3000 Sand Hill Road
Bldg 2, Suite 290
Menlo Park, CA 94025

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

Mobius Technology Ventures VI, L.P.

SOFTBANK U.S. Ventures Fund VI, L.P.

Mobius Technology Ventures Advisors Fund VI, L.P.

Mobius Technology Ventures Side Fund VI, L.P.

Each by: Mobius VI LLC, General Partner

By:	/s/ Greg Galanos
Name:	Greg Galanos
Title:	Managing Director
Address:	1050 Walnut Street, Suite 210
Boulder, CO 80302

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

Venture Strategy Partners II LP

By:	Venture Strategy Management Company II LLC
Its:	General Partner

By:	/s/ Joanna Rees
Joanna Rees
Managing Member

Address:	201 Post Street, Suite 1100
San Francisco, CA 94108

Venture Strategy Affiliates Fund LP

By:	Venture Strategy Management Company II LLC
Its:	General Partner

By:	/s/ Joanna Rees
Joanna Rees
Managing Member

Address:	201 Post Street, Suite 1100
San Francisco, CA 94108

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

T-Mobile Venture Fund GmbH & Co. KG

By:	/s/ Axel Kolb	/s/ ppa. Schenkel
Title:	Dr. Axel Kolb	Norbert Schenkel
	Managing Director	Senior Manager Controlling

Address:	Gotenstr. 156
53175 Bonn
Germany

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

Series A Holders

1.	Mobius Technology Ventures VI, L.P.
2.	SOFTBANK U.S. Ventures Fund VI L.P.
3.	Mobius Technology Ventures Advisors Fund VI L.P.
4.	Mobius Technology Ventures Side Fund VI L.P.
5.	AmidZad, LLC
6.	Peter T. Barrett
7.	Christopher M. White
8.	Joe F. Britt, Jr.
9.	John Matheny and Lyne Plamondon
10.	Bruce Leak
11.	Stewart Alsop
12.	Ed Taylor
13.	Zarko Draganic
14.	Konstantin Othmer
15.	GC & H Investments
16.	Brobeck, Phleger & Harrison LLP

Exhibit A – Page 1

EXHIBIT B

Series B-1 Holders

1.	Redpoint Ventures II, L.P.
2.	Redpoint Associates II, LLC
3.	Redpoint Technology Partners Q-I, L.P.
4.	Redpoint Technology Partners A-I, L.P.
5.	Mobius Technology Ventures VI, L.P.
6.	SOFTBANK U.S. Ventures Fund VI, L.P.
7.	Mobius Technology Ventures Advisors Fund VI, L.P.
8.	Mobius Technology Ventures Side Fund VI, L.P.
9.	T-Mobile Venture Fund GmbH & Co.KG
10.	2. T-Telematik Venture Beteiligungsgesellschaft mbh
11.	inOvate Communications Group, LLC
12.	WireFree Services Belgium S.A., London Branch
13.	Diamondhead Ventures, L.P.
14.	Diamondhead Ventures Advisory Fund, L.P.
15.	Diamondhead Ventures Principals Fund, L.P.

Exhibit B – Page 1

EXHIBIT C

Series C Holders

1.	Redpoint Ventures II, L.P.
2.	Redpoint Associates II, LLC
3.	Redpoint Technology Partners Q-I, L.P.
4.	Redpoint Technology Partners A-I, L.P.
5.	Mobius Technology Ventures VI, L.P.
6.	SOFTBANK U.S. Ventures Fund VI, L.P.
7.	Mobius Technology Ventures Advisors Fund VI, L.P.
8.	Mobius Technology Ventures Side Fund VI, L.P.
9.	T-Mobile Venture Fund GmbH & Co.KG
10.	inOvate Communications Group, LLC
11.	WireFree Services Belgium S.A., London Branch
12.	Diamondhead Ventures, L.P.
13.	Diamondhead Ventures Advisory Fund, L.P.
14.	Diamondhead Ventures Principals Fund, L.P.
15.	Heller Financial Leasing, Inc.
16.	Venture Strategy Partners II, L.P.
17.	Venture Strategy Affiliates Fund, L.P.

Exhibit C – Page 1

EXHIBIT D

Series D Holders

1.	SOFTBANK Capital Partners LP
2.	SOFTBANK Capital Advisors Fund LP
3.	SOFTBANK Capital LP
4.	Meritech Capital Partners II LP
5.	Meritech Capital Affiliates II LP
6.	MCP Entrepreneur Partners II L.P.
7.	Redpoint Ventures II, L.P.
8.	Redpoint Associates II, LLC
9.	Mobius Technology Ventures VI, L.P.
10.	SOFTBANK U.S. Ventures Fund VI, L.P.
11.	Mobius Technology Ventures Advisors Fund VI, L.P.
12.	Mobius Technology Ventures Side Fund VI, L.P.
13.	Diamondhead Ventures, L.P.
14.	Diamondhead Ventures Advisory Fund, L.P.
15.	Diamondhead Ventures Principals Fund, L.P.
16.	Venture Strategy Partners II, L.P.
17.	Venture Strategy Affiliates Fund, L.P.
18.	Ohana Holdings, LLC
19.	T-Mobile Venture Fund GmbH & Co.KG

Exhibit D – Page 1

EXHIBIT E

Series D’ Holders

1.	SOFTBANK Capital Partners LP
2.	SOFTBANK Capital Advisors Fund LP
3.	SOFTBANK Capital LP
4.	Meritech Capital Partners II LP
5.	Meritech Capital Affiliates II LP
6.	MCP Entrepreneur Partners II L.P.
7.	Redpoint Ventures II, L.P.
8.	Redpoint Associates II, LLC
9.	Mobius Technology Ventures VI, L.P.
10.	SOFTBANK U.S. Ventures Fund VI, L.P.
11.	Mobius Technology Ventures Advisors Fund VI, L.P.
12.	Mobius Technology Ventures Side Fund VI, L.P.
13.	Diamondhead Ventures, L.P.
14.	Diamondhead Ventures Advisory Fund, L.P.
15.	Diamondhead Ventures Principals Fund, L.P.
16.	Venture Strategy Partners II, L.P.
17.	Venture Strategy Affiliates Fund, L.P.
18.	T-Mobile Venture Fund GmbH & Co.KG
19.	Institutional Venture Partners X, L.P.
20.	Institutional Venture Partners X GmbH & Co. Beteiligungs KG
21.	Function Engineering
22.	Sung Kim
23.	Adams Street V, L.P.
24.	Motorola, Inc.

Exhibit E – Page 1

EXHIBIT F

Series E Holders

1.	Sharp Corporation
2.	ATEL Ventures, Inc., as Trustee

Exhibit F – Page 1

EXHIBIT G

Warrant Holders

1.	Heller Financial Leasing, Inc
2.	SVB Financial Group

Exhibit G – Page 1